UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 on Form 8-K/A

 To Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): October 23, 2003

MEDAMICUS, INC.

(Exact name of Registrant as specified in its charter)

Minnesota	0-19467	41-1533300
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15301 Highway 55 West Plymouth, MN	55447
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(763) 559-2613

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

Effective October 23, 2003, Medamicus, Inc. (“Medamicus” or the “Company”) purchased substantially all of the operating assets of BIOMEC Cardiovascular Inc. (“BCI”) and certain of the assets of BIOMEC Inc. that BCI and BIOMEC used in connection with their proprietary pacing-lead products and pacing accessories and BCI’s other products and services.  The Company filed a Form 8-K dated October 23, 2003, reporting the acquisition.

The purchase price for the assets paid at closing was $18 million, which consisted of $10 million in cash, the assumption of approximately $1 million in liabilities, and $7 million in stock through the issuance of 933,333 shares of Medamicus common stock valued at $7.50 per share.  In January 2004, Medamicus will make an additional working capital adjustment payment based upon BCI’s balance sheet as of October 23, 2003.  The amount of the working capital adjustment has not yet been finalized and will be disclosed by Medamicus after the amount is determined.  In addition to the working capital payment, Medamicus may be required to make two additional future payments to BCI and BIOMEC that are contingent upon the acquired business achieving specified sales results in 2003 and 2004.

Medamicus’ has engaged an independent valuation specialist to perform the final valuation of net assets acquired in the BCI acquisition.  Medamicus expects to report its purchase price allocation based upon this valuation in its annual report on Form 10-K for the year ended December 31, 2003.

Medamicus is filing this Form 8-K/A to file (i) the historical financial information for BCI as required by Item 7(a) of Form 8-K and (ii) the pro forma financial statements of Medamicus as adjusted to give effect to the acquisition, as required by Item 7(b) of Form 8-K.

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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(a)                                  Financial Statements of Business Acquired, BIOMEC Cardiovascular, Inc.

•                  Report of Independent Certified Public Accountants

•                  Balance Sheets as of December 31, 2001 and 2002 and June 30, 2003;

•                  Statements of Operations for the Years Ended December 31, 2001 and 2002 and for the Six Months Ended June 30, 2002 and 2003;

•                  Statements of Shareholder’s Equity for the Years Ended December 31, 2001 and 2002 and for the Six Months Ended June 30, 2003;

•                  Statements of Cash Flows for the Years Ended December 31, 2001 and 2002 and for the Six Months Ended June 30, 2002 and 2003; and

•                  Notes to Financial Statements.

(b)           Pro Forma Financial Information

•                  Unaudited Condensed Pro Forma Combined Financial Statements

•                  Unaudited Condensed Pro Forma Combined Balance Sheet as of June 30, 2003;

•                  Notes to Unaudited Condensed Pro Forma Combined Balance Sheet as of June 30, 2003;

•                  Pro Forma Condensed Statements of Operations for the Year Ended December 31, 2002;

•                  Pro Forma Condensed Statements of Operations for the Six Months Ended June 30, 2003; and

•                  Notes to Unaudited Condensed Pro Forma Combined Statements of Operations.

(c)           Exhibits

Description of Exhibit
23.1	Consent of Grant Thornton LLP, independent certified public accountants

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MEDAMICUS, INC.

By	/s/ James D. Hartman
James D. Hartman
Chief Executive Officer

Dated:  January 5, 2004

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REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors and Shareholder
BIOMEC Cardiovascular, Inc.

        We have audited the accompanying balance sheets of BIOMEC Cardiovascular, Inc. (a wholly-owned subsidiary of BIOMEC Inc.) as of December 31, 2002 and 2001, and the related statements of operations, shareholder’s equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion the financial statements referred to above present fairly, in all material respects, the financial position of BIOMEC Cardiovascular, Inc. as of December 31, 2002 and 2001 and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

        As discussed in Note A to the financial statements, the Company adopted Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, on January 1, 2002.

/s/ GRANT THORNTON LLP

Minneapolis, Minnesota
July 1, 2003 (except for Note K, as to
    which the date is July 21, 2003)

BIOMEC Cardiovascular, Inc.

(A wholly-owned subsidiary of BIOMEC Inc.)

Balance Sheets

	December 31
	2001	2002	June 30, 2003
			(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$225,197	$469,696	$88,986
Accounts receivable, less allowance for doubtful accounts of $18,000 and $25,178 at December 31, 2001 and 2002 and $33,322 at June 30, 2003	266,129	664,485	1,707,045
Inventories	550,929	796,117	1,593,786
Prepaid expenses	20,069	45,749	74,460

Total current assets	1,062,324	1,976,047	3,464,277

Property and equipment:
Leasehold improvements	146,010	491,576	542,584
Machinery and equipment	653,331	931,761	926,443
Office equipment	133,147	183,343	266,492
Construction in progress	106,523	5,000	9,823

	1,039,011	1,611,680	1,745,342
Less accumulated depreciation	(622,380)	(759,164)	(865,799)

Net property and equipment	416,631	852,516	879,543

Other assets:
Goodwill	878,160	878,160	878,160
Other	10,140	4,055	0

Total other assets	888,300	882,215	878,160

TOTAL ASSETS	$2,367,255	$3,710,778	$5,221,980

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Line of credit	$250,000	$249,920	$249,920
Current maturities of long-term debt obligations	182,485	133,333	133,333
Accounts payable	306,906	356,682	973,613
Accrued salaries	66,625	0	68,109
Accrued vacations	49,187	55,387	81,023
Other accrued liabilities	56,813	45,319	123,644

Total current liabilities	912,016	840,641	1,629,642

Long-term obligations, less current maturities	344,779	210,482	143,816

Total liabilities	1,256,795	1,051,123	1,773,458

Shareholders’ equity
Common stock—$.01 par value, 1,000,000 shares authorized; 492,033 shares issued and outstanding	4,920	4,920	4,920
Additional paid-in capital	4,055,732	6,221,922	6,515,381
Accumulated deficit	(2,950,192)	(3,567,187)	(3,071,779)

Total shareholders’ equity	1,110,460	2,659,655	3,448,522

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,367,255	$3,710,778	$5,221,980

The accompanying notes are an integral part of these financial statements

BIOMEC Cardiovascular Inc.

(A wholly-owned subsidiary of BIOMEC Inc.)

Statements of Operations

	Years Ended December 31		Six months ended June 30
	2001	2002	2002	2003
			(unaudited)
Revenues	$3,405,259	$4,208,861	$2,068,251	$4,508,022
Cost of goods sold	3,109,537	3,428,501	1,591,298	3,029,855

Gross profit	295,722	780,360	476,953	1,478,167

Operating expenses:
Selling, general & administrative	1,025,794	1,187,411	430,798	833,462
Research & development	205,087	142,163	83,762	152,101

Total operating expenses	1,230,881	1,329,574	514,560	985,563

Operating income (loss)	(935,159)	(549,214)	(37,607)	492,604

Other income (expense):
Interest expense	(64,862)	(35,353)	(17,773)	(11,196)
Loss on disposal of equipment	(0)	(30,875)	0	0
Other	(2,531)	(1,553)	(66)	14,000

Total other income (expenses)	(67,393)	(67,781)	(17,839)	2,804

Income (loss) before income tax	(1,002,552)	(616,995)	(55,446)	495,408
Income taxes	0	0	0	0

Net income (loss)	$(1,002,552)	$(616,995)	$(55,446)	$495,408

Net income (loss) per share—basic and diluted	$(2.04)	$(1.25)	$(0.11)	$1.01
Weighted average common shares outstanding—basic and diluted	492,033	492,033	492,033	492,033

The accompanying notes are an integral part of these financial statements

BIOMEC Cardiovascular Inc.

(A wholly-owned subsidiary of BIOMEC Inc.)

Statements of Shareholder’s Equity

	Common Share
			Additional Paid-In	Accumulated
	Shares	Amount	Capital	Deficit	Total
Balances at December 31, 2000	492,033	$4,920	$2,658,222	$(1,947,640)	$715,502
Additional investments by BIOMEC Inc.	0	0	1,397,510	0	1,397,510
Net loss	0	0	0	(1,002,552)	(1,002,552)

Balances at December 31, 2001	492,033	4,920	4,055,732	(2,950,192)	1,110,460
Additional investment by BIOMEC Inc.	0	0	2,166,190	0	2,166,190
Net loss	0	0	0	(616,995)	(616,995)

Balances at December 31, 2002	492,033	4,920	6,221,922	(3,567,187)	2,659,655
Additional investment by BIOMEC Inc. (unaudited)	0	0	293,459	0	293,459
Net income (unaudited)	0	0	0	495,408	495,408

Balances at June 30, 2003 (unaudited)	492,033	$4,920	$6,515,381	$(3,071,779)	$3,448,522

The accompanying notes are an integral part of these financial statements

BIOMEC Cardiovascular Inc.

(A wholly-owned subsidiary of BIOMEC Inc.)

Statements of Cash Flows

	Years Ended December 31,		Six months ended June 30
	2001	2002	2002	2003
			(unaudited)
Cash flows from operating activities:
Net income (loss)	$(1,002,552)	$(616,995)	$(55,446)	$495,408
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	285,879	265,615	109,024	139,896
Loss on disposal of equipment	0	30,875	0	0
Changes in operating assets and liabilities from continuing operations:
Accounts receivable	12,871	(398,356)	(426,754)	(1,042,560)
Inventories	(61,482)	(245,188)	(195,153)	(797,669)
Prepaid expenses and other	58,455	(19,595)	(42,988)	(24,656)
Accounts payable	(39,831)	49,776	(167,367)	616,931
Accrued expenses	(24,612)	(71,919)	3,431	172,070

Net cash used in operating activities	(771,272)	(1,005,787)	(775,253)	(440,580)

Cash flows used in investing activities:
Purchase of property and equipment	(159,145)	(732,375)	(327,303)	(166,923)

Net cash used in investing activities	(159,145)	(732,375)	(327,303)	(166,923)

Cash flows provided by financing activities:
Net repayments on line of credit	0	(80)	(80)	0
Principal payments on capital lease obligations	(241,896)	(183,449)	(66,586)	(66,666)
Additional equity investment by BIOMEC Inc.	1,397,510	2,166,190	1,031,504	293,459

Net cash provided by financing activities	1,155,614	1,982,661	964,838	226,793

Net increase (decrease) in cash	225,197	244,499	(137,718)	(380,710)

Cash at beginning of period	0	225,197	225,197	469,696

Cash at end of period	$225,197	$469,696	$87,479	$88,986

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$64,862	$35,353	$17,773	$11,196

The accompanying notes are an integral part of these financial statements

BIOMEC Cardiovascular, Inc.

(A wholly-owned subsidiary of BIOMEC Inc.)

NOTES TO FINANCIAL STATEMENTS

NOTE A—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        BIOMEC Cardiovascular, Inc. (the “Company”) is a Minnesota-based corporation that develops and manufactures medical products, specializing in permanent implantable pacemaker leads, adapters and delivery systems for cardiac rhythm management, and neuromodulation applications. The Company is a wholly-owned subsidiary of BIOMEC Inc., an Ohio-based company. BIOMEC Inc. intends to provide additional capital (either with contributions of additional equity or advances or loans) as necessary to supplement the Company’s ability to meet its obligations in the normal course of business. The Company’s customers are located throughout the United States. The Company operates in one operating segment with all of the Company’s identifiable assets located in the United States.

        The accompanying financial statements and related footnote data as of June 30, 2003 and for the six months ended June 30, 2002 and 2003 are unaudited, but in the opinion of management include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation thereof. The results of operations for the six months ended June 30, 2002 and 2003 are not necessarily indicative of the results for the full year.

        A summary of the significant accounting policies applied in the preparation of the accompanying financial statements follows:

Use of Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Revenue Recognition

        The Company recognizes revenue on its product sales when persuasive evidence of an arrangement exists, delivery has occurred, the price is fixed or determinable and collectibility is reasonably assured. The Company considers delivery to have occurred at the time of shipment.

Cash and Cash Equivalents

        The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits.

Accounts Receivable

        The Company grants credit to customers in the normal course of business. Credit is extended based on evaluation of a customer’s financial condition and, generally, collateral is not required. Accounts receivable are typically due from customers within 30 days of sale and are stated at amounts due from customers net of an allowance for doubtful accounts. Accounts outstanding longer than the contractual payment terms are considered past due. The Company determines its allowance by considering a number of factors, including the length of time trade receivables are past due, the Company’s previous loss history, the customer’s current ability to pay its obligation to the Company, and the condition of the general economy and the industry as a whole. The Company writes-off accounts receivable when they are determined to be uncollectible, and payments subsequently received on such receivables are credited to the allowance for doubtful accounts.

Inventories

        Inventories are valued at the lower of cost or market on the first-in, first-out (FIFO) method.

Property and Equipment

        Property and equipment are stated at cost. Depreciation is provided over the estimated service lives (primarily three to five years) of the depreciable assets using straight-line methods. Leasehold improvements are being depreciated over the shorter of the useful life of the asset or the term of the related lease.

Goodwill

        In April 2000, the Company purchased all of the outstanding shares of Medicon, Inc. This acquisition was accounted for as a purchase and resulted in acquisition costs in excess of the fair value of net assets acquired of $168,709, which amount has been reflected in the financial statements as goodwill.

        In several transactions occurring from 1998 through 2000, BIOMEC Inc. purchased 100% of the outstanding shares of the Company. This acquisition was accounted for as a purchase and resulted in acquisition costs in excess of the fair value of the net assets acquired of $844,303, which amount has been reflected in the financial statements as goodwill.

        Prior to January 1, 2002, goodwill related to the purchase of MediCon, Inc. and the purchase of the Company by BIOMEC Inc., was amortized on a straight-line basis over 10 and 20 years, respectively. Amortization expense related to goodwill was $58,931 in 2001. On January 1, 2002, the Company adopted Statement of Financial Accounting Standards (“SFAS”) 142, Goodwill and Other Intangible Assets, which provides that goodwill, as well as identifiable intangible assets with indefinite lives, should not be amortized. Accordingly, with the adoption of SFAS 142 in 2002, the Company discontinued the amortization of goodwill.

        The carrying value of goodwill and other intangible assets is tested for impairment on an annual basis or when factors indicating impairment are present. The Company elected to complete the annual impairment test of goodwill on December 31 each year and determined that there was no impairment of goodwill at December 31, 2002.

        The pro forma effect of adopting SFAS 142 on net loss for the year ended December 31, 2001 compared to actual results for the year ended December 31, 2002 and six months ended June 30, 2002 and 2003 is as follows:

	Years ended December 31,		Six months ended June 30,
	2001	2002	2002	2003
Net income (loss) as reported	$(1,002,552)	$(616,995)	$(55,446)	$495,408
Goodwill amortization	58,931	0	0	0

Pro forma net income (loss)	$(943,621)	$(616,995)	$(55,446)	$495,408

Impairment of Long-Lived Assets

        The Company evaluates the recoverability of its long-lived assets in accordance with SFAS 144, Accounting for the Impairment or Disposal of Long-Lived Assets. SFAS 144 requires recognition of impairment of long-lived assets in the event that events or circumstances indicate an impairment may have occurred and when the net book value of such assets exceeds the future undiscounted cash flows attributed to such assets. The Company assesses the impairment of long-loved assets whenever events or changes in circumstances indicate that the carrying value may not be recoverable. No impairment of long-lived assets has occurred through the year ended December 31, 2002.

Advertising Costs

        Advertising costs are expensed when incurred. Advertising expense was approximately $7,000 and $21,000 for the years ended December 31, 2001 and 2002 and $9,872 and $19,600 for the six months ended June 30, 2002 and 2003.

Income Taxes

        Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the tax bases of assets and liabilities and their financial reporting amounts and to operating loss carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The Company’s temporary differences primarily arise from net operating loss carryforwards, allowance for doubtful accounts and depreciation methods and lives. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Net Loss Per Share

        The Company’s basic net loss per share amounts have been computed by dividing net loss by the weighted average number of outstanding common shares. Diluted net loss per share is computed by dividing net loss by the weighted average number of outstanding common shares and common share equivalents when dilutive. For the years ended December 31, 2002 and 2001, the Company had no common share equivalents and also incurred net losses and therefore, basic and diluted per share amounts are the same.

NOTE B—INVENTORIES

        Inventories consist of the following:

	December 31,		June 30,
	2001	2002	2003
Raw materials	$218,267	$388,681	$816,664
Work-in-process	89,187	114,874	201,657
Sub assembly	111,488	67,191	227,187
Finished goods	131,987	225,371	348,279

	$550,929	$796,117	$1,593,787

NOTE C—LINE OF CREDIT

        The Company has an uncollateralized line of credit with a bank which provides for maximum borrowings of $250,000. This line requires interest payable quarterly at prime less 0.25% (effective rate of 4% and 4.5% at December 31, 2002 and 2001) and is due on demand with no stated expiration date. This debt is guaranteed by BIOMEC Inc. Management believes it can renew this agreement or obtain similar financing at terms similar to those currently in place.

NOTE D—LONG-TERM OBLIGATIONS

        Long-term obligations consist of the following:

	December 31,		June 30,
	2001	2002	2003
Note payable to bank, monthly principal plus interest payments of $11,111, at prime less 0.25% (4% and 4.5% at December 31, 2002 and 2001) through July 2005; uncollateralized	$488,889	$343,815	$277,149
Other	38,375	0	0

	527,264	343,815	277,149
Less current maturities	182,485	133,333	133,333

	$344,779	$210,482	$143,816

        Borrowings under the note payable are guaranteed up to $250,000 by BIOMEC Inc.

        Future annual maturities of all long-term obligations as of December 31, 2002 are as follows:

2003	$133,333
2004	133,333
2005	77,149

$343,815

NOTE E—OPERATING LEASES

        The Company occupies its facility under an operating lease which expires December 2008. The lease requires monthly base rental payments which range from $10,047 to $14,189. The Company is also required to pay certain common area charges, including real estate taxes. Rent expense under this lease, including the additional charges, was approximately $196,000 and $227,000 for the years ended December 31, 2001 and 2002 and $96,781 and $125,615 for the six months ended June 30, 2002 and 2003.

        The Company also leases miscellaneous equipment under operating leases with various expiration dates through 2006. Rent expense under these leases was approximately $23,000 and $25,000 for the years ended December 31, 2001 and 2002 and $11,866 and $19,000 for the six months ended June 30, 2002 and 2003.

        Future minimum rental commitments for years subsequent to December 31, 2002 under operating leases are as follows for the years ending December 31:

2003	$183,000
2004	188,000
2005	186,000
2006	181,000
2007	170,000
Thereafter	170,000

$1,078,000

NOTE F—RETIREMENT PLAN

        The Company has a 401(k) retirement plan which includes a provision for discretionary Company matching contributions. The total contribution expense for this plan was approximately $48,000 and $41,000 for the years ended December 31, 2001 and 2002 and $21,375 and $23,500 for the six months ended June 30, 2002 and 2003.

NOTE G—INCOME TAXES

        Due to net operating loss carryforwards, the Company has recorded no current income tax provision. The tax effects of temporary differences giving rise to deferred income taxes consisted of the following:

	December 31,		June 30,
	2001	2002	2003
Deferred tax liabilities:
Depreciation	$1,000	$(30,000)	$(33,000)
Deferred tax assets:
Accounts receivable and other reserves	6,000	10,000	10,000
Net operating loss carryforwards	997,000	1,240,000	1,015,000
Inventories	4,000	10,000	7,000
Other	16,000	20,000	20,000

	1,024,000	1,250,000	1,019,000
Valuation allowance	(1,024,000)	(1,250,000)	(1,019,000)

Net deferred tax asset	$0	$0	$0

        Deferred tax liabilities and deferred tax assets reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The valuation allowance has been established due to the uncertainty of future taxable income, which is necessary to realize the benefits of the deferred tax assets. The Company had net operating loss (NOL) carryforwards of approximately $3,500,000 at December 31, 2002, which begin to expire in 2019. A portion of these NOL’s are subject to annual utilization limitations due to prior ownership changes. NOL’s could be subject to further reduction based upon income of the consolidated BIOMEC, Inc. entity through December 31, 2003.

        Realization of the NOL carryforwards and other deferred tax temporary differences are contingent on future taxable earnings. The deferred tax asset was reviewed for expected utilizations using a “more likely than not” approach as required by SFAS No.109, Accounting for Income Taxes, by assessing the available positive and negative evidence surrounding its recoverability. Accordingly, the Company has recorded a full valuation allowance to fully offset the deferred tax asset.

        The Company will continue to assess and evaluate strategies that will enable the deferred tax asset, or portion thereof, to be utilized, and will reduce the valuation allowance appropriately at such time when it is determined that the “more likely than not” approach is satisfied.

        The Company’s provision for income taxes differs from the expected tax benefit amount computed by applying the statutory federal income tax rate of 34.0% to loss before taxes as a result of the following:

	Year Ended December 31,		Six months ended June 30,
	2001	2002	2002	2003
Federal statutory rate	(34.0)%	(34.0)%	(34.0)%	34.0%
Change in valuation allowance	33.6	33.5	31.7	(33.7)
Other	.4	.5	2.3	(.3)

	0%	0%	0%	0%

NOTE H—MAJOR CUSTOMERS

        The Company recorded net sales which were greater than 10% of total sales from two unrelated customers:

	Years ended December 31,		Six months ended June 30,
Customer	2001	2002	2002	2003
A	31%	24%	23%	48%
B	15%	20%	18%	15%

        Accounts receivable related to these customers were approximately $100,461 and $486,208 at December 31, 2001 and 2002 and $1,205,912 at June 30, 2003.

NOTE I—RELATED PARTY TRANSACTIONS

        A certain officer/shareholder of BIOMEC Inc. provided legal services on a fee for service basis for amounts deemed to be in the normal course of business. Amounts charged from BIOMEC Inc. to the Company for these services were $22,000 and $27,500 for the years ended December 31, 2001 and 2002 and $13,750 for the six months ended June 30, 2002. There were no legal services charged to the Company for the six months ended June 30, 2003.

        During the years ended December 31, 2001 and 2002, and six months ended June 30, 2002 and 2003, BIOMEC Inc., paid for the payroll of the Company, and provided additional management services, and paid for certain administrative costs which were allocated to the Company. These costs were allocated based upon proportional cost allocations methods which management believes are reasonable and present the operation of the Company as though it was on a stand alone basis. These transactions were recorded as additional investments in the Company by BIOMEC Inc.

NOTE J—NEW ACCOUNTING PRONOUNCEMENTS

        In November 2002, the FASB issued FASB Interpretation Number (FIN) 45, Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others. FIN 45 addresses the disclosure requirements of a guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. FIN 45 also requires a guarantor to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. The disclosure requirements of FIN 45 were effective for the quarter ended December 31, 2002. The liability recognition requirements are applicable to all guarantees issued or modified after December 31, 2002. As the Company currently provides no specific warranties and provides no guarantees to other entities, this pronouncement is not anticipated to have a material effect on the Company’s financial position or results of operations.

        In January 2003, the FASB issued FIN 46, Consolidation of Variable Interest Entities, which requires the assets, liabilities and results of operations of variable interest entities (VIE) be consolidated into the financial statements of the company that has controlling financial interest. FIN 46 is not anticipated to have a material effect on the Company’s financial statements.

        In May 2003, the FASB issued Statement 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. This statement changes the classification in the statement of financial position of certain common financial instruments from either equity or mezzanine presentation to liabilities and requires an issuer of those financial statements to recognize changes in fair value or redemption amount, as applicable, in earnings. This statement is effective for financial instruments entered into or modified after May 31, 2003 and, with one exception, is effective for the quarter beginning July 1, 2003 for public companies. For nonpublic companies, the provisions in Statement 150 addressing mandatorily redeemable preferred and common stocks are effective January 1, 2004. As the Company does not have any mandatorily redeemable stock or put options on its stock, this pronouncement is not anticipated to have a material effect on the Company’s financial statements.

NOTE K—SUBSEQUENT EVENT

        On July 21, 2003, BIOMEC Inc. entered into a definitive agreement to sell the operating assets of the Company to Medamicus, Inc., a Minnesota corporation. The agreement established a purchase price of $18.0 million plus contingent amounts based on the Company’s 2003 and 2004 sales.

UNAUDITED CONDENSED PRO FORMA COMBINED FINANCIAL STATEMENTS

        The following unaudited condensed pro forma balance sheet is derived from the balance sheets of Medamicus and BCI at June 30, 2003. The unaudited pro forma balance sheet reflects Medamicus' purchase of substantially all of BCI's net assets using the purchase method of accounting and assumes that such acquisition was consummated as of June 30, 2003. The following unaudited condensed pro forma combined statements of income for the six months ended June 30, 2003 and the year ended December 31, 2002 give effect to the acquisition of BCI as if it occurred at the beginning of the periods presented.

        The adjustments necessary to fairly present the unaudited condensed pro forma combined financial data have been made based on available information and in the opinion of management are reasonable. Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with this unaudited condensed pro forma combined financial data.

        The pro forma adjustments are preliminary and revisions to the preliminary purchase price allocations and financing of the transactions may have a significant impact on the pro forma adjustments. A final valuation of net assets acquired associated with the BCI acquisition is being conducted by the independent valuation specialists engaged by Medamicus and will be reported in its annual report on Form 10-K for the year ended December 31, 2003. The consideration of this valuation will result in a change in the value assigned to the fixed and intangible assets acquired and to the amounts of the future amortization expense.

        The unaudited condensed pro forma combined financial data is for comparative purposes only and does not purport to represent what Medamicus' financial position or results of operations would actually have been had the events noted above in fact occurred on the assumed dates or to project the financial position or results of operations of Medamicus for any future date or future period. The unaudited condensed pro forma combined financial data should be read in conjunction with the notes hereto.

Medamicus and BCI

Unaudited Condensed Pro Forma Combined Balance Sheet

June 30, 2003

	Historical
	Medamicus	BCI	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$6,491,564	$88,986	(88,986	) (A)
			$(5,753,611	) (B)	$737,953
Accounts receivable	2,013,269	1,707,045	0		3,720,314
Inventories	2,282,187	1,593,786	0		3,875,973
Other current assets	309,893	74,460	0		384,353

Total current assets	11,096,913	3,464,277	(5,842,597)		8,718,593

Net property and equipment	5,305,692	879,543	0		6,185,235

Other assets:
License agreement, net	1,630,059	0	0		1,630,059
Patent rights, net	280,704	0	0		280,704
Identifiable intangible assets	0	0	3,500,000	(C)	3,500,000
Goodwill	0	878,160	(878,160	) (A)
			11,245,166	(D)	11,245,166

Total other assets	1,910,763	878,160	13,867,006		16,655,929

TOTAL ASSETS	$18,313,368	$5,221,980	$8,024,409		$31,559,757

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Line of credit	$0	$249,920	$(249,920	) (A)	$0
Accounts payable and accrued expenses	1,269,057	1,246,389	0		2,515,446
Income taxes payable	144,174	0	0		144,174
Current installments of long-term debt	64,894	133,333	(133,333	) (A)
			1,000,000	(B)	1,064,894

Total current liabilities	1,478,125	1,629,642	616,747		3,724,514

Long-term liabilities:
Long-term debt, less current installments	116,708	143,816	(143,816	) (A)
			4,000,000	(B)	4,116,708
Deferred income tax liability	150,000	0	0		150,000

Total long-term liabilities	266,708	143,816	3,856,184		4,266,708

Total liabilities	1,744,833	1,773,458	4,472,931		7,991,222

Shareholders’ equity:
Preferred stock—undesignated	0	0	0		0
Common stock—$.01 par value	47,377	4,920	(4,920	) (A)
			9,333	(B)	56,710
Additional paid-in capital	11,994,818	6,515,381	(6,515,381	) (A)
			6,990,667	(B)	18,985,485
Retained earnings (deficit)	4,526,340	(3,071,779)	3,071,779	(A)	4,526,340

Total shareholders’ equity	16,568,535	3,448,522	3,551,478		23,568,535

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$18,313,368	$5,221,980	$8,024,409		$31,559,757

Medamicus and BCI

Notes to Unaudited Condensed Pro Forma Combined Balance Sheet

As of June 30, 2003

(A)  Represents the elimination of assets, liabilities and the equity of BCI that were not acquired or assumed in connection with the asset purchase agreement.

(B)  Pursuant to the purchase agreement and for purposes of this pro forma presentation, the acquisition of BCI is assumed to have been funded in the following manner:

Total purchase price	$18,000,000
Less liabilities assumed	(1,246,389)

Net purchase price	16,753,611
Plus estimated transaction costs	1,000,000

Total estimated consideration	$17,753,611

The consideration listed above does not include contingent consideration that may require Medamicus to make additional payments to BIOMEC and BCI in 2004 and 2005 if certain levels of sales of BCI products are achieved and does not reflect a net working capital adjustment payment to be made in January 2004 based on BCI’s balance sheet at October 23, 2003. Any additional payments could be significant and could result in additional goodwill being recorded by Medamicus when the contingencies are resolved.

The estimated consideration of $17,753,611 is assumed to be funded by Medamicus as follows:

Cash on hand	$5,753,611
Cash proceeds from 5-year term loan ($1.0 million of which is current)	5,000,000
Issuance of 933,333 shares of common stock(1)	7,000,000

$17,753,611

(1)  In calculating the consideration paid at closing for financial reporting purposes, the 933,333 shares of Medamicus stock would initially be valued at $8.36, the average closing price on the five trading days prior to July 21, 2003, the date of execution of the definitive agreement. Medamicus has assigned a discount of approximately 10 percent to the value of the common stock to reflect the lock up period and the fact that, without the consent of Medamicus, none of the shares may be resold or distributed to the BIOMEC shareholders until April 1, 2004 at which time 500,000 shares may be distributed with the remaining 433,333 shares first distributable on April 1, 2005. Medamicus has engaged an independent valuation specialist to determine the actual discount, and therefore, the preliminary estimate may be subject to change. Medamicus will report the final purchase price allocation based upon this valuation in its annual report on Form 10-K for the year ended December 31, 2003.

(C)  Represents management’s estimate of the fair value of identifiable intangible assets. These assets include patents, customer lists, non-compete agreements and proprietary technology. Medamicus’ independent valuation specialists will conduct a final determination and specific allocation of these fair values. The consideration of this valuation will result in a change in the value assigned to the fixed and intangible assets and the change could be significant.

(D)  Represents goodwill, calculated as follows:

Net acquisition cost	$17,753,611
Less net assets acquired, including:
Current assets	(3,375,291)
Property and equipment(1)	(879,543)
Identifiable intangibles	(3,500,000)
Plus liabilities assumed	1,246,389

Preliminary amount assigned to goodwill	$11,245,166

(1)  The fair value presented for property and equipment, which includes certain property and equipment acquired directly from BIOMEC in connection with this transaction, is based on management’s preliminary estimate. The actual fair value discount will be determined by an independent valuation specialist, and therefore, the preliminary estimate is subject to change.

Medamicus and BCI

Pro Forma Condensed Statements of Operations

Year Ended December 31, 2002

	Historical
	Medamicus	BCI	Pro Forma Adjustments		Pro Forma Combined
Net sales	$17,879,234	$4,208,861	$0		$22,088,095
Cost of sales	9,503,690	3,428,501	500,000	(A)	13,432,191

Gross profit	8,375,544	780,360	(500,000)		8,655,904

Operating expenses:
Research and development	1,661,373	142,163	0		1,803,536
Selling, general and administrative	2,272,717	1,187,411	0		3,460,128

Total operating expenses	3,934,090	1,329,574	0		5,263,664

Operating income (loss)	4,441,454	(549,214)	(500,000)		3,392,240
Other income (expense):
Interest expense	(22,918)	(35,353)	(159,000	) (B)	(217,271)
Interest income	78,233	0	(78,233	) (C)	0
Other	(4,196)	(32,428)	0		(36,624)

Total other income (expense)	51,119	(67,781)	(237,233)		(253,895)

Income before income taxes	4,492,573	(616,995)	(737,233)		3,138,345
Income tax expense	(1,633,939)	0	472,751	(D)	(1,161,188)

Net income (loss)	$2,858,634	$(616,995)	$(264,482)		$1,977,157

Earnings per share:
Basic	$0.61				$0.35
Diluted	$0.57				$0.33
Weighted average common and common equivalent shares outstanding:(E)
Basic	4,711,634				5,644,967
Diluted	4,973,966				5,907,299

Medamicus and BCI

Pro Forma Condensed Statements of Operations

Six Months Ended June 30, 2003

	Historical
	Medamicus	BCI	Pro Forma Adjustments		Pro Forma Combined
Net sales	$9,005,664	$4,508,022	$0		$13,513,686
Cost of sales	5,115,270	3,029,855	250,000	(A)	8,395,125

Gross profit	3,890,394	1,478,167	(250,000)		5,118,561

Operating expenses:
Research and development	741,247	152,101	0		893,348
Selling, general and administrative	1,410,617	833,462	0		2,244,079

Total operating expenses	2,151,864	985,563	0		3,137,427

Operating income (loss)	1,738,530	492,604	(250,000)		1,981,134
Other income (expense):
Interest expense	(8,870)	(11,196)	(66,354	) (B)	(86,420)
Interest income	26,979	0	(26,979	) (C)	0
Other	(402)	14,000	0		13,598

Total other income (expense)	17,707	2,804	(93,333)		(72,822)

Income before income taxes	1,756,237	495,408	(343,333)		1,908,312
Income tax expense	(649,808)	0	(56,267	) (D)	(706,075)

Net income (loss)	$1,106,429	$495,408	$(399,600)		$1,202,237

Earnings per share:
Basic	$0.23				$0.21
Diluted	$0.22				$0.20
Weighted average common and common equivalent shares outstanding:(E)
Basic	4,730,964				5,664,297
Diluted	4,956,072				5,889,405

Medamicus and BCI

Notes to Unaudited Condensed Pro Forma Combined Statements of Operations

For the 12 Months Ended December 31, 2002 and the 6 Months Ended June 30, 2003

(A)  Represents estimated amortization of identifiable intangibles, which are being amortized over seven years. The amount allocable to identifiable intangibles is preliminary and subject to change upon finalization. The effect of the final determination may significantly affect the amount of future amortization expense.

(B)  Represents the recording of interest expense relating to the long-term debt incurred to finance the acquisition.

(C)  Represents the elimination of interest income earned on the $5.8 million of cash equivalents utilized in the funding of the acquisition of BCI.

(D)  Adjusts the provision for federal and state income taxes to that required by combined operations.

(E)  Pursuant to the acquisition agreement, Medamicus issued 933,333 shares of common stock to BIOMEC and BCI, thereby increasing the weighted average number of shares outstanding.